Exhibit 99.1
                                                                    ------------



                             UNION COMMUNITY BANCORP
                       221 EAST MAIN STREET - P.O. BOX 151
                          CRAWFORDSVILLE, INDIANA 47933
                                 (765) 362-2400


Press Release                                              FOR IMMEDIATE RELEASE
                                                           ---------------------

                                                     Contact:  Joseph E. Timmons
                                                     Phone Number:  765/362-2400


                             UNION COMMUNITY BANCORP
                     COMPLETION OF STOCK REPURCHASE PROGRAM

     (Crawfordsville, Indiana - May 29, 2003) Union Community Bancorp (the "Corporation") (NASDAQ Symbol "UCBC") announced today that the stock repurchase program that began on March 25, 2003 has been completed. The stock repurchase program consisted of the repurchase, from time to time, on the open market of up to 7.8% of the Corporation's outstanding shares of common stock, without par value ("Common Stock"), or 178,000 such shares for an average purchase price per share of $16.86. The program was completed with a final purchase of 70,000 shares on May 28, 2003 at a price of $17.25 per share.

     Union Community Bancorp was formed in 1997 and is the holding company for Union Federal Savings and Loan Association. The Association has been headquartered in Crawfordsville, Indiana since its establishment in 1913 and operates six offices located in Montgomery, Fountain, Warren and Tippecanoe Counties.

     The Company had $281.2 million in total assets and $37.6 million in stockholders' equity as of March 31, 2003. There are currently 2,100,000 shares of stock outstanding which are traded on NASDAQ under the symbol "UCBC".

                                      -END-